    As filed with the Securities and Exchange Commission on January 8, 1998
                                                     Registration No. 333-______
==============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------
                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------
                              SERVICE EXPERTS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                                 7623                                62-1639453
   (State or other jurisdiction of          (Primary Standard Industrial                 (I.R.S. Employer
    incorporation or organization)           Classification Code Number)                Identification No.)


                          111 WESTWOOD PLACE, SUITE 420
                           BRENTWOOD, TENNESSEE 37027
                                 (615) 371-9990

               (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ALAN R. SIELBECK
                             CHAIRMAN OF THE BOARD,
                      CHIEF EXECUTIVE OFFICER AND PRESIDENT
                              SERVICE EXPERTS, INC.
                          111 WESTWOOD PLACE, SUITE 420
                           BRENTWOOD, TENNESSEE 37027
                                 (615) 371-9990
                               ------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                ----------------

                                    Copy to:
                               J. CHASE COLE, ESQ.
                         WALLER LANSDEN DORTCH & DAVIS,
                    A PROFESSIONAL LIMITED LIABILITY COMPANY
                           2100 NASHVILLE CITY CENTER
                                511 UNION STREET
                           NASHVILLE, TENNESSEE 37219
                                 (615) 244-6380
                                ----------------

         Approximate date of commencement of proposed sale to the public: From time to time after the Effective Date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]____________________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] ________________________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                         CALCULATION OF REGISTRATION FEE

============================================================================================================================
   Title of Each Class of                                            Proposed Maximum Aggregate
Securities to be Registered           Amount to be Registered            Offering Price (1)       Amount of Registration Fee
----------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value               500,000 shares                    $14,250,000                  $4,204
============================================================================================================================


(1) Pursuant to Rule 457(c), the proposed maximum aggregate offering price is estimated solely for the purpose of calculating the registration fee and is based on the average of the high and low sales prices of the Common Stock of the Registrant reported on the New York Stock Exchange on January 5, 1998.

           ----------------------------------------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

===============================================================================

PROSPECTUS
                                 500,000 SHARES

                              SERVICE EXPERTS, INC.

                                  COMMON STOCK


         In accordance with the applicable rules of the Securities and Exchange Commission, this Prospectus may be used in connection with separate offerings of the Common Stock, $.01 par value per share ("Common Stock"), of Service Experts, Inc. (the "Company").

         This Prospectus relates to the resale by the holders thereof (the "Selling Stockholders") of up to 500,000 shares (the "Shares") of the Company's Common Stock issued without registration under the Securities Act of 1933, as amended (the "Securities Act"), in transactions not involving public offerings in connection with the acquisition of the assets or securities of heating, ventilating and air conditioning ("HVAC") service and replacement businesses. In addition, this Prospectus relates to the resale of shares of Common Stock issued upon exercise of options and warrants and the conversion into shares of Common Stock of convertible securities issued in connection with acquisitions, financing activities and related transactions. The Common Stock may be resold by the Selling Stockholders in such amounts and on such terms to be set forth in a supplement to this Prospectus (a "Supplement") or a post-effective amendment (a "Post-Effective Amendment") to the Registration Statement in which this Prospectus is included. The specific terms upon which the Common Stock is being offered for resale in connection with the delivery of this Prospectus will be set forth in the Supplement or Post-Effective Amendment, as applicable, and will include the specific number of shares of Common Stock to be sold and other information concerning the Selling Stockholder or Stockholders. The Company's Common Stock may not be resold through this Prospectus without delivery of the applicable Supplement or Post-Effective Amendment.

         The Shares held by the Selling Stockholders may be reoffered from time to time in transactions on the open market, in negotiated transactions, through the writing of options on Common Stock, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices, or negotiated prices. The Selling Stockholders may effect such transactions by selling the Common Stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers of shares for whom such broker-dealer may act as agent or to whom they may sell as principal or both.

         The Company will not receive any part of the proceeds from the resale by the Selling Stockholders of any Common Stock thereof pursuant hereto. The Company will bear all expenses (other than selling discounts and commissions and fees and expenses of the Selling Stockholders) in connection with the registration of the Common Stock being reoffered by the Selling Stockholders. The terms for the issuance of Common Stock may include provisions for the indemnification of the Selling Stockholders for certain civil liabilities, including liabilities under the Securities Act.

                             -----------------------

         THE COMMON STOCK OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.
               SEE "RISK FACTORS" APPEARING ON PAGES 3 THROUGH 6.

                             -----------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

                             -----------------------

            THE DATE OF THIS PROSPECTUS IS _______________ ____, 1998

                              AVAILABLE INFORMATION

         The Company has filed a Registration Statement on Form S-3, including amendments thereto, if any, with respect to the Common Stock (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"). This Prospectus and any accompanying Prospectus Supplement do not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus and any accompanying Prospectus Supplement concerning the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or as previously filed with the Commission and incorporated herein by reference. For further information with respect to the Company and the Common Stock, reference is made to the Registration Statement, exhibits and schedules. A copy of the Registration Statement may be inspected by anyone without charge at the Commission's principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained from the Commission upon payment of certain fees prescribed by the Commission.

         The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, as well as the following Commission Regional Offices:
Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material also can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, and the address of such site is http//www.sec.gov. The Company's Common Stock is listed on the New York Stock Exchange (the "NYSE"), and such reports, proxy statements and other information can also be inspected at the offices of the NYSE, located at 20 Broad Street, New York, New York 10005, at prescribed rates.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Commission by the Company are incorporated herein by reference as of the dates thereof:

                   (1) Annual Report on Form 10-K for the year ended December 31, 1996;

                   (2) Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

                   (3) Quarterly Report on Form 10-Q for the quarter ended June 30, 1997;

                   (4) Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, as amended by the Company's Quarterly Report on Form 10-Q/A;

                   (5) Current Reports on Form 8-K dated April 9, 1997, September 4, 1997, September 26, 1997, October 15, 1997, November 24, 1997, November 26, 1997 and January 8, 1998; and

                   (6) The description of the Common Stock contained in the Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act on May 23, 1997.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS REFERRED TO ABOVE WHICH HAVE BEEN OR MAY BE INCORPORATED BY REFERENCE HEREIN (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS). REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO ANTHONY M. SCHOFIELD, SERVICE EXPERTS, INC., 111 WESTWOOD PLACE, SUITE 420, BRENTWOOD, TENNESSEE 37027 (TELEPHONE NUMBER 615-371-9990).

                                    BUSINESS

         The Company is one of the leading providers of residential HVAC services and replacement equipment in the United States. The Company currently operates Service Centers across the country. The Service Centers install, service and maintain central air conditioners, furnaces and heat pumps, primarily in existing homes. The Company focuses on the service and replacement segment of the HVAC industry rather than the new construction segment because management believes that the service and replacement segment offers higher margins and exposes the Company to less credit risk.

                                  RISK FACTORS

         In addition to the other information contained or incorporated by reference in this Prospectus, the following risk factors should be considered carefully in evaluating an investment in the Common Stock offered hereby and any accompanying Prospectus Supplement or Post-Effective Amendment, as applicable.

         This discussion also identifies important cautionary factors that could cause the Company's actual results to differ materially from those expressed in forward-looking statements included or incorporated by reference herein by, or on behalf of the Company. In particular, the Company's forward-looking statements included or incorporated by reference in this Prospectus, including those regarding the successful integration of the businesses of the Company's subsidiaries (the "Subsidiaries"), the effective implementation of the Company's strategy, the availability of additional HVAC businesses for acquisition, the adequacy of the Company's capital resources and other statements regarding trends relating to the HVAC industry and various revenue and expense items, could be affected by a number of risks and uncertainties including those described below.

         The term "Service Centers" as used herein refers to HVAC service and replacement businesses operated by the Company.

LIMITED COMBINED OPERATING HISTORY

         The Company was incorporated in March 1996 and, simultaneously with the closing of the Company's initial public offering of Common Stock on August 21, 1996 (the "IPO"), consummated the acquisition of 12 HVAC service and replacement businesses and Contractor Success Group, Inc. (collectively, the "Predecessor Companies") in exchange for shares of Common Stock and cash (the "Combination"). Since the IPO, the Company has acquired numerous additional Service Centers. Because of the limited operating history of the Company as a combined entity, there can be no assurance that the Company will be able to integrate successfully the businesses of the Subsidiaries or to operate profitably. There can be no assurance that the Company's management will be able to manage effectively the combined entity and implement effectively the Company's operating and acquisition strategies. Failure to integrate successfully the Subsidiaries and to implement successfully the Company's operating and acquisition strategies could have a material adverse effect on the Company's net revenue and earnings.

RISKS ASSOCIATED WITH ACQUISITION STRATEGY AND FINANCING

         The success of the Company's acquisition strategy will depend on a number of factors, including (i) the Company's ability to locate and successfully negotiate the acquisition of HVAC businesses and to successfully integrate the operations of acquired Service Centers into the Company's operations and (ii) the availability of adequate financing to develop or acquire additional HVAC businesses. In addition, the Company competes with other HVAC and residential service companies for desirable acquisition candidates. Some of these companies may have access to capital, personnel and other resources equal to or greater than those of the Company. The Company expects that its capital needs over the next several years, primarily for acquisitions, will exceed capital generated from operations. The Company plans to incur indebtedness and to issue, from time to time, additional debt or equity securities, including the issuance of Common Stock in connection with the types of transactions identified on the cover page of this Prospectus. In the event that the Common Stock does not maintain a sufficient market value, or potential acquisition candidates are unwilling to accept Common Stock as part of the consideration for the sale of their businesses, the Company may be required to utilize more of its cash resources, if available, in order to maintain its acquisition program. There can be no assurance that the Company's acquisition strategy will be successful, that modifications to the Company's strategy will not be required, that the Company will be able to manage effectively and enhance the profitability of additional Service Centers or that the Company will be able to obtain adequate financing on reasonable terms to develop or acquire additional HVAC service businesses.

RISKS ASSOCIATED WITH DEVELOPMENT, IMPLEMENTATION, AND INTEGRATION OF OPERATING SYSTEMS AND POLICIES

         As a rapidly growing provider of HVAC services, the Company is faced with the development, implementation and integration of Company-wide policies and systems related to its operations. Each of the Subsidiaries and companies to be acquired may need, to some extent, to modify or adopt certain systems and policies they have utilized historically in order to implement the Company's systems and policies, which management is continuing to formulate. The Company is implementing a uniform general ledger system and electronic mail system at each of the Service Centers. The Company plans to implement and integrate certain other information and operating systems and procedures for the Service Centers including, but not limited to, uniform purchasing programs and certain centralized marketing programs. The Company may experience delays, complications and expenses in implementing, integrating and operating such systems, any of which could have a material adverse effect on the Company's operations, net revenue and earnings.

COMPETITION

         The HVAC service and replacement industry is highly competitive. The Company's Service Centers compete with other full-service HVAC businesses primarily on the basis of quality, reliability, customer service and price. Several companies have been organized to pursue the acquisition of businesses that offer HVAC services. Some of these competitors have access to capital, personnel, marketing and technological resources that are equal to or greater than those of the Company. In certain markets, the Company competes with utility companies which have access to capital, personnel, marketing and technological resources that are equal to or greater than those of the Company. Because of the fragmented nature of the industry and relatively low barriers to entry, additional competitors, including companies that offer other home improvement services in addition to HVAC services, may emerge with greater access than the Company to capital, personnel and technological resources. There can be no assurance that the Company will be able to compete successfully or that such competition will not make it more difficult to acquire HVAC businesses on terms beneficial to the Company.

DEPENDENCE ON KEY PERSONNEL

         The success of the Company is dependent upon the continued services of the Company's senior management, particularly upon its Chairman of the Board, Chief Executive Officer and President, Alan R. Sielbeck. The loss of the services of Mr. Sielbeck or any of the Company's senior management would have a material adverse effect upon the Company's business and prospects.

LABOR AVAILABILITY

         The timely provision of high-quality service by the Service Centers requires an adequate supply of skilled labor. In addition, the operating costs of each Service Center may be adversely affected by high turnover in skilled positions. Accordingly, the Company's ability to increase productivity and net earnings is limited to a degree by its ability to employ the skilled laborers necessary to meet the Company's service requirements. There can be no assurance that the Company will be able to maintain an adequate skilled labor force necessary to operate efficiently its Services Centers or that the Company's labor expenses will not increase as a result of a shortage in the supply of skilled workers.

SEASONAL AND CYCLICAL NATURE OF THE INDUSTRY

         The HVAC service industry generally experiences increased demand during the summer and winter months. The Company may, in certain periods, be affected by these seasonal trends. The residential HVAC service and replacement industry historically has been highly cyclical and is influenced by many of the same national and regional economic and demographic factors which affect demand for durable consumer goods, including consumer confidence, interest rates, availability of financing, regional population and employment trends, and general economic conditions. There can be no assurance that the HVAC service and replacement industry will not experience future declines or that such declines will not have a material adverse effect on the Company.

CONTROL BY MANAGEMENT AND PRINCIPAL STOCKHOLDERS

         As of January 7, 1998, directors, officers and 5% stockholders of the Company beneficially owned approximately 8.8% of the outstanding Common Stock. Accordingly, these persons have substantial influence over the affairs of the Company, including the ability to influence the election of directors and other matters requiring stockholder approval.

REGULATION

         HVAC systems are subject to various environmental statutes and regulations, including, but not limited to, laws and regulations implementing the Clean Air Act, as amended (the "Clean Air Act"), relating to minimum energy efficiency standards of HVAC systems and the production, servicing and disposal of certain ozone depleting refrigerants used in such systems. In connection with the entry into new markets, the Company may become subject to compliance with additional regulations, and there can be no assurance that the regulatory environment in which the Company operates will not change significantly in the future.

         Various local, state and federal laws and regulations, including those implementing the Clean Air Act, impose licensing standards on technicians who service heating and air conditioning units. While the installers and technicians employed by the Service Centers are duly certified by applicable local, state and federal agencies and have been able to meet or exceed such standards to date, there can be no assurance that they will be able to meet future standards.

         In some states, warranties provided for in the Company's service agreements may be deemed insurance contracts by applicable state insurance regulatory agencies thereby subjecting the Company and the service agreements to the insurance laws and regulations of such state.

CERTAIN ANTI-TAKEOVER PROVISIONS

         Certain provisions of the Company's Restated Certificate of Incorporation ("Restated Certificate") and Bylaws and Delaware law may make a change in the control of the Company more difficult to effect, even if a change in control were in the stockholders' interest. Section 203 of the Delaware General Corporation Law would prevent an "interested stockholder" (defined in Section 203, generally, as a person owning 15% or more of the Company's outstanding voting stock) from engaging in a "business combination" (as defined in Section 203) with the Company for three years following the date such person became an interested stockholder unless certain conditions, including approval by the Company's Board of Directors, are met. The Company's Restated Certificate and Bylaws include certain super-majority voting requirements. The Restated Certificate also allows the Board to determine the terms of preferred stock which may be issued by the Company without approval of the holders of the Common Stock. The ability of the Company to issue preferred stock in this manner could enable the Board to prevent changes in management and control of the Company. The Board of the Company is divided into three classes of directors, with directors being elected for staggered three-year terms. Such staggered terms may affect the ability of the holders of the Common Stock to change control of the Company. In addition, certain provisions of the employment agreements between the Company and the executive officers of the Company may make a change of control more difficult. Pursuant to these employment agreements, upon a change in control of the Company, each executive officer is to be paid as severance pay such officer's base salary for the remaining term of the employment agreement.

VOLATILITY OF MARKET PRICE

         From time to time, there may be significant volatility in the market price of the Common Stock. Quarterly operating results of the Company, changes in earnings estimated by analysts, changes in general conditions in the economy or the financial markets or other developments affecting the Company could cause the market price of the Common Stock to fluctuate substantially. In addition, in recent years the stock market has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market prices of securities issued by many companies for reasons unrelated to their operating performance.

                              SELLING STOCKHOLDERS

         The Company has issued, and intends to continue to issue, unregistered shares of Common Stock in connection with the Company's acquisition of the assets and securities of HVAC service and replacement businesses. The Company has in the past or may in the future issue options or warrants to purchase shares of Common Stock or securities convertible into shares of Common Stock in connection with financing activities, acquisitions and related transactions. Upon exercise or conversion of such securities, the Selling Stockholders will receive unregistered shares of Common Stock.

         The Selling Stockholders may determine to reoffer the Shares to the public. The identity of the Selling Stockholders, the number of Shares to be sold by the Selling Stockholders and the price per Share will be determined at the time of the consummation of the particular transaction. Specific information regarding the transaction, the identity of the Selling Stockholders and the number of Shares to be resold will be provided at the time of such transaction by means of a Supplement or a Post-Effective Amendment, as applicable.

                  PLAN OF OFFERING BY THE SELLING STOCKHOLDERS

         The sale of the Shares by the Selling Stockholders may be effected from time to time in transactions on the NYSE, in negotiated transactions, through the writing of options on the Shares, or through a combination of such methods of sale, at prices related to such prevailing market prices prevailing at the time of sale, or at negotiated prices. The Selling Stockholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the Shares for which such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions).

         The Selling Stockholders and any broker-dealers who act in connection with the sale of the Shares hereunder may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and profit on any resale of the Shares as principal may be deemed to be underwriting discounts and commissions under the Securities Act.

         The Company intends to make available public information concerning itself in compliance with the Securities Act and the regulations thereunder, and accordingly, Rule 144 or 145 adopted under the Securities Act may be available for use by holders of Common Stock to effect transfers of such securities, subject to compliance with the applicable provisions of such rules. The terms of particular acquisitions by the Company may require the holder of Common Stock to use Rule 144 or 145, if available, for the resale of Common Stock rather than to effect resales pursuant to this Prospectus.

                                  LEGAL MATTERS

         Certain legal matters with respect to the validity of the Common Stock offered hereby will be passed upon for the Company by Waller Lansden Dortch & Davis, A Professional Limited Liability Company, Nashville, Tennessee.

                                     EXPERTS

         The consolidated financial statements of Service Experts, Inc. at December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, as filed on the Current Report on Form 8-K on January 8, 1998 and incorporated herein by reference, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated herein by reference, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

================================================================================


         NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THE OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY SELLING SHAREHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFEROR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY
DATE SUBSEQUENT TO THE DATE HEREOF.







                              ------------------




                              TABLE OF CONTENTS

                                               Page
                                               ----

Available Information...........................2
Incorporation Of Certain Documents By
  Reference.....................................2
Business........................................3
Risk Factors....................................3
Selling Stockholders............................6
Plan Of Offering By The Selling Stockholders....6
Legal Matters...................................6
Experts.........................................6

================================================================================

================================================================================

                                 500,000 SHARES




                              SERVICE EXPERTS, INC.




                                  COMMON STOCK




                       -----------------------------------

                                   PROSPECTUS

                       -----------------------------------





                             _____________ ___, 1998



================================================================================

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         Expenses to be incurred in connection with this Registration Statement are as follows:


        Commission Registration Fee                                        $   4,204
        State Qualification Expenses (including legal fees)                       --
        Auditor's Fees and Expenses                                           20,000
        Legal Fees and Expenses                                               20,000
        Miscellaneous Expenses                                                   796
                                                                           ---------
                 Total                                                     $  45,000
                                                                           =========

         The Company has agreed to bear all expenses (other than underwriting discounts and selling commissions, and fees and expenses of counsel and other advisors to the Selling Stockholders) in connection with the registration and sale of the Common Stock being offered by the Selling Stockholders.

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         (a)The Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person made party to an action by reason of such person's status as a director, officer, employee or agent of the corporation against expenses, judgments, fines and settlements provided such person acted
(i) in good faith, (ii) in a manner reasonably believed to be in or not opposed to the best interests of the Corporation and (iii) with respect to a criminal action, had no reasonable cause to believe such person's conduct was unlawful. The termination of an action by a judgment, order, settlement, conviction or plea of nolo contendere shall not create a presumption that a person did not meet the standard of conduct set forth above. In actions brought by or in the right of the corporation, however, the DGCL provides that no indemnification may be made if the person was adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. To the extent that a person is successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director, officer, employee or agent of a corporation, the DGCL mandates that the corporation indemnify such person against reasonable expenses incurred in the proceeding. A corporation may advance litigation expenses, including attorneys' fees, to a person who is a party to a proceeding upon such person undertaking to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification. The indemnification and advancement of expenses under the DGCL are not deemed exclusive of any other rights to which a person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

         (b) Article VII of the Registrant's Restated Certificate of Incorporation provides as follows:

                  (i) The Corporation shall indemnify, and upon request shall advance expenses (including attorneys' fees) to, in the manner and to the fullest extent permitted by law, any officer or director (or the estate of any such person) who was or is a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan (an "indemnitee"). The Corporation may, to the fullest extent permitted by law, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan against any liability which may be asserted against such person. To the fullest extent permitted by law, the indemnification and advances provided for herein shall include expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify and any other person for any such expenses (including attorneys' fees), judgments, fines and amounts paid in settlement to the fullest extent permitted by law, both as to action in his official capacity and as to action in another capacity while holding such office.

                  (ii) Notwithstanding the foregoing, the Corporation shall not indemnify any such indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to secure a judgment in its favor against such indemnitee with the Corporation, unless and only to the extent that, the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  (iii) The rights to indemnification and advancement of expenses set forth in this Article VII are intended to be greater than those which are otherwise provided for in the General Corporation Law of the State of Delaware, are contractual between the Corporation and the person being indemnified, his heirs, executors and administrators, and, with respect to this Article VII are mandatory, notwithstanding a person's failure to meet the standard of conduct required for permissive indemnification under the General Corporation Law of the State of Delaware, as amended from time to time. The rights to indemnification and advancement of expenses set forth in this Article VII are nonexclusive of other similar rights which may be granted by law, this Certificate, the Bylaws, a resolution of the Board of Directors or stockholders or an agreement with the Corporation, which means of indemnification and advancement of expenses are hereby specifically authorized.

                  (iv)  Any repeal or modification of the provisions of this
         Article VII, either directly or by the adoption of an inconsistent provision of this Certificate, shall be prospective only and shall not adversely affect any right or protection set forth herein existing in favor of a particular individual at the time of such repeal or modification. In addition, if an amendment to the General Corporation Law of the State of Delaware limits or restricts in any way the indemnification rights permitted by law as of the date hereof, such amendment shall apply only to the extent mandated by law and only to activities of persons subject to indemnification under this Article VII which occur subsequent to the effective date of such amendment.

         (c) The Company has obtained insurance for its directors and executive officers in amounts of $5,000,000 per claim and $5,000,000 for aggregate claims.

ITEM 16.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (a)Exhibits

EXHIBIT
NUMBER            DESCRIPTION OF EXHIBITS
------            -----------------------
3.1               Restated Certificate of Incorporation of the Registrant(a)
3.2               Bylaws of the Registrant(a)
4                 Form of Common Stock Certificate(b)
5                 Opinion of Waller Lansden Dortch & Davis, A Professional Limited Liability Company
23.1              Consent of Ernst & Young LLP
23.2              Consent of Waller Lansden Dortch & Davis, A Professional Limited Liability Company (included in
                      Exhibit 5)
24                Power of Attorney (set forth on page II-4)

-------------------

(a) Incorporated by reference to the exhibits filed with the Registrant's Registration Statement on Form S-1, Registration No. 333-07037.
(b) Incorporated by reference to the exhibits filed with the Registrant's Registration Statement on Form 8-A, File No. 000-21173.

ITEM 17. UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on December 31, 1997.

                                     SERVICE EXPERTS, INC.

                                     By:      /s/ ALAN R. SIELBECK
                                        ---------------------------------------
                                                  Alan R. Sielbeck
                                             Chairman, Chief Executive Officer
                                                    and President

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Alan R. Sielbeck and Anthony M. Schofield his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                   NAME                       TITLE(S)                                DATE
                   ----                       --------                                ----

    /s/   ALAN R. SIELBECK          Chairman of the Board                        December 31, 1997
----------------------------------  Chief Executive Officer and President
          Alan R. Sielbeck          (principal executive officer)


                                    Director
----------------------------------
        James D. Abrams

    /s/ ANTHONY M. SCHOFIELD        Chief Financial Officer                      December 31, 1997
----------------------------------  (principal financial and
        Anthony M. Schofield        accounting officer)


    /s/ RAYMOND J. DERIGGI          Director                                     December 31, 1997
----------------------------------
        Raymond J. DeRiggi

    /s/ NORMAN T. ROLF              Director                                     December 31, 1997
----------------------------------
        Norman T. Rolf

    /s/ WILLIAM G. ROTH             Director                                     December 31, 1997
----------------------------------
        William G. Roth

   /s/ TIMOTHY G. WALLACE           Director                                     December 31, 1997
----------------------------------
       Timothy G. Wallace

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER          DESCRIPTION OF EXHIBITS
------          -----------------------
3.1             Restated Certificate of Incorporation of the Registrant(a)
3.2             Bylaws of the Registrant(a)
4               Form of Common Stock Certificate(b)
5               Opinion of Waller Lansden Dortch & Davis, A Professional Limited Liability Company
23.1            Consent of Ernst & Young LLP
23.2            Consent of Waller Lansden Dortch & Davis, A Professional Limited Liability Company (included in
                Exhibit 5)
24              Power of Attorney (set forth on page II-4)